UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 11, 2009, Chaparral Energy, Inc., a Delaware corporation (“Chaparral”) and United Refining Energy Corp., a Delaware corporation (“United”) entered into a letter agreement (the “Termination Agreement”) terminating the Agreement and Plan of Reorganization dated October 9, 2009, as amended November 23, 2009 (the “Merger Agreement”), by and among Chaparral, United and Chaparral Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of United. The parties entered into the Termination Agreement following the determination that the transactions contemplated by the Merger Agreement did not receive the stockholder vote required for approval at United’s special meeting of stockholders held on December 11, 2009. United and Chaparral generally agreed to waive and release any and all claims they may have against each other and their respective affiliates arising out of or in any way related with the Merger Agreement or the solicitation of proxies from holders of United’s equity securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2009	CHAPARRAL ENERGY, INC.

	By:	/S/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President